Exhibits 4.99

ARCH DIGITAL HOLDINGS LIMITED

c/o ARC Advisors (HK) Limited

13/F, St. John’s Building

33 Garden Road

Central, Hong Kong

CAPITAL ALLY INVESTMENTS LIMITED

48/F, Bank of China Tower

1 Garden Road

Central, Hong Kong

June 30th, 2010

FUNTALK CHINA HOLDINGS LIMITED

21/F, Block D The Place Tower

No. 9 Guanghua Road, Chaoyang District

Beijing, China 100020

Attention: Mr. Kuo Zhang

PYPO DIGITAL COMPANY LIMITED

Cricket Square, Hutchins Drive

PO Box 2681

Grand Cayman, KY1-1111

Cayman Islands

Attention: Mr. Kuo Zhang

BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

South 3/F, Chang’ An XingRong Center

No. 1 NaoShiKou Street

XiCheng District

Beijing, PRC

Attention: Mr. Kuo Zhang

PYPO HOLDINGS (HK) COMPANY LIMITED

48/F, Bank of China Tower

1 Garden Road

Central Hong Kong

Attention: Mr. Kuo Zhang

Re: Waiver of earn-out rights

Ladies and Gentlemen:

Reference is made to Section 5.2(b) of that certain Agreement and Plan of Merger, Conversion and Share Exchange dated as of September 5, 2008, as amended by Amendment No. 1 dated as of January 6, 2009 and further amended by Amendment No. 2 dated as of June 16, 2009, by and among MIDDLE KINGDOM ALLIANCE CORP., a corporation incorporated in the State of Delaware, USA (“Middle Kingdom”), MK ARIZONA CORP., a corporation incorporated in the State of Arizona, USA and a wholly-owned subsidiary of Middle Kingdom, PYPO DIGITAL COMPANY LIMITED, an exempted limited company incorporated in the Cayman Islands (“Pypo Cayman”), PYPO HOLDINGS (HK) COMPANY LIMITED, a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman, BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman, ARCH DIGITAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands, and CAPITAL ALLY INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands (the “Merger Agreement”). Unless otherwise defined in this Waiver Letter (“Waiver letter”), all capitalized terms herein shall have the meanings given to such terms in the Merger Agreement.

The undersigned hereby irrevocably consent and agree that, notwithstanding the provisions of Section 5.2(b) of the Merger Agreement, each of the undersigned hereby waives (i) any and all rights to receive the Earn-Out Shares pursuant to Section 5.2(b) of the Merger Agreement and (ii) any other right under the Merger Agreement, any other agreement, constitutional document or applicable law with respect to the Earn-Out Shares.

This Waiver Letter is effective as of the date hereof. Neither this Waiver Letter nor any provision hereof may be modified, waived, discharged, or terminated unless by an instrument in writing executed by the parties hereto.

The terms and conditions of this Waiver Letter shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties which are permitted assigns of such party under the Merger Agreement.

This Waiver Letter shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Any dispute between the parties hereto regarding this Waiver Letter shall be resolved in accordance with the dispute resolution provisions of the Merger Agreement.

This Waiver Letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding and agreement, please sign where indicated below and return a copy hereof to us at your earliest convenience.

Very truly yours,

ARCH DIGITAL HOLDINGS LIMITED

		By:	/s/ Clement Kwong
		Name:	Clement Kwong
		Title:	Director

CAPITAL ALLY INVESTMENTS LIMITED

		By:	/s/ Kam Yuen
		Name:	Kam Yuen
		Title:	Director

Acknowledged and Agreed:

FUNTALK CHINA HOLDINGS LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Chairman of the Board of Directors

PYPO DIGITAL COMPANY LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Chairman of the Board of Directors

Signature Page to Waiver Letter

PYPO HOLDINGS (HK) COMPANY LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

Signature Page to Waiver Letter